Exhibit 99.1

CONTACT:	Jeff Meston
	The Cereghino Group	NEWS RELEASE
206.802.3927
STONEPATH GROUP CONTINUES RESTRUCTURING, SELLS AIR PLUS LIMITED DIVISION
SEATTLE, WA – January 29, 2007 – Stonepath Group (AMEX: STG), a global logistics services organization, today announced it has sold Air Plus for $1.3 million to Logistics International, LLC. Initial cash proceeds were $1.1 million, plus another $200,000 has been placed in escrow to secure potential indemnification claims, and will be additional consideration assuming there are no such claims. Air Plus, which provides a full range of logistics and transportation services, is based near Minneapolis in Shakopee, Minnesota.
“This divestiture represents another critical step in our efforts to return Stonepath Group to profitability,” stated Bob Arovas, Chief Executive Officer. “Logistics International is acquiring some fixed assets, but is primarily purchasing a business stream from customers serviced out of Shakopee. We wrote down the value of Air Plus substantially last year, so I do not expect that we will show a major gain or loss from this transaction.”
“We will use the proceeds from the sale to lessen our debt, which remains burdensome,” Arovas said. “We are constantly looking for ways to improve our capital and liquidity position, and divesting business lines is a key component of our strategy. Domestically, our Automotive and Government Services units continue to generate solid profits, and we are committed to growing our successful Asian operations as well. We continue to seek ways to reduce or restructure our debt to remain a viable business, and the sale of Air Plus gets us a little closer to our goal.”
Logistics International is a privately-owned business, headquartered in Lakeville, Minnesota. Logistics International intends to operate and grow the business and to continue to build upon the history of excellent customer service provided by the employees of the Air Plus business unit. The senior management team of the Air Plus business will continue in the operation of the business for Logistics International.
About Stonepath Group
Stonepath Group is a global, third-party logistics organization providing a full range of transportation and distribution solutions to multinational and local businesses including a diverse client mix of retail leaders, automotive and technology concerns, government agencies, and defense contractors.
This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance,” “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. Although it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) our ability to sustain an annual growth rate in revenue consistent with recent results, (ii) our ability to achieve our targeted operating margins, (iii) our ability to compute our restructuring efforts within the costs we now expect, (iv) our ability to realize the planned benefits from our restructuring efforts, (v) our dependence on certain large customers, (vi) our dependence upon certain key personnel, (vii) an unexpected adverse result in any legal proceeding, (viii) competition in the freight forwarding, logistics and supply chain management industry, (ix) the impact of current and future laws affecting the Company’s operations, (x) adverse changes in general economic conditions as well as economic conditions affecting the specific industries and customers we serve, and (xi) regional disruptions in transportation. Other factors that might cause or contribute to such a discrepancy between expected and actual results include, but are not limited to, those factors identified in our Securities and Exchange Commission filings (including our Annual Report on Form 10-K for 2005), other public documents and recent press releases, which can be found on our corporate web site, www.stonepath.com. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.
www.stonepath.com